Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Vice President, Investor Relations	Vice President, Global Communications & Corporate Responsibility
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM accelerates value creation strategy with sale of its Management Services business for $2.405 billion

•	The sale of the Management Services business at an 11.6x multiple of EBITDA represents a material premium to AECOM’s valuation and provides substantial capital for debt reduction and stock repurchases.

•	The ongoing transformation of AECOM’s portfolio maintains its position as the world’s premier infrastructure firm and furthers its focus on higher-returning, lower-risk professional services.

LOS ANGELES (October 14, 2019) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today announced that it has entered into a definitive agreement for the sale of its Management Services (MS) business to affiliates of American Securities LLC and Lindsay Goldberg for a purchase price of $2.405 billion, which reflects an 11.6x multiple on expected fiscal 2019 adjusted EBITDA1 and a premium to AECOM’s overall valuation. Included in the purchase price is contingent purchase price of approximately $150 million. The sale of the MS business marks the completion of a robust dual-track process that began with the Company’s June 17th separation announcement.

Strategic and Financial Benefits

•	The sale of the MS business at a premium valuation unlocks significant value sooner than was anticipated through the previously-announced planned spin-off and creates certainty for all stakeholders.

•	Expected transaction proceeds and record fourth quarter fiscal 2019 free cash flow[2] equate to approximately 50% of the Company’s market capitalization based on the closing price of AECOM’s stock on October 11th.

•	The Company expects to substantially reduce its debt and to execute stock repurchases and maintains its long-term net leverage[3] target of 2.0x - 2.5x.

•	With this transaction and the ongoing execution of strategic actions to de-risk the business and increase margins, AECOM will be a lower-risk, higher-returning professional services firm focused on its industry-leading design, planning, architecture, engineering, program management and construction management capabilities.

•	The resulting professional services business is expected to generate high returns on capital and consistently strong free cash flow, which the Company intends to deploy towards stock repurchases under its existing $1 billion repurchase authorization.

Preliminary Fiscal 2019 Results and Fiscal 2020 Outlook

•	AECOM expects fiscal 2019 adjusted EBITDA[1] and adjusted EPS[1] to approximate the mid-point of the Company’s prior guidance range, which would reflect approximately $940 million and $2.75, respectively.

•	The Company expects record fiscal fourth quarter free cash flow[2] and to achieve its fiscal 2019 guidance for free cash flow of at least $600 million, which resulted in substantial debt reduction in the fourth quarter.

•	The Company also is announcing fiscal 2020 adjusted EBITDA[1] guidance of between $1,040 million and $1,080 million, reflecting 13% year-over-year growth at the mid-point.

•	On a pro-forma[4] adjusted[1] basis, which comprises the Design & Consulting Service, Construction Management and AECOM Capital businesses, the Company expects fiscal 2020 EBITDA of between $720 million and $760 million, which represents industry-leading 17% year-over-year growth at the mid-point of the range.

•	In addition, the Company reiterated its expectation for an at least 8% adjusted operating margin[1] in the DCS segment in fiscal 2020, which translates to an approximately 11.5% adjusted operating margin on a net service revenue (NSR) basis.

•	AECOM expects to report fourth quarter and full year fiscal 2019 earnings results on November 12, 2019, at which time the Company will provide additional information on its financial results and outlook.

“We are extremely pleased with today’s transformative and value-enhancing announcement, which significantly accelerates our planned debt reduction and commitment to repurchase stock,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We have been on a deliberate course to maximize the value of our industry-leading franchises since 2017. In close consultation with our Board and strategic advisors, we formalized our capital allocation policy that prioritizes debt reduction and stock repurchases, executed on a substantial cost reduction plan that is expected to expand DCS margins by 210 basis points from fiscal 2018 to fiscal 2020, and are taking other actions to de-risk our business to create an industry-leading professional services platform with consistently high returns. Today’s announcement follows an extensive portfolio review focused on value creation and is among the largest opportunities we have been pursuing. With this significant milestone and our ongoing portfolio transformation, we have established one of the world’s premier infrastructure firms that is poised to capitalize on sizable demand and deliver long-term value for our employees, clients and shareholders.”

“With this transaction and expected record fourth quarter free cash flow, our balance sheet will be strengthened and we will have greater flexibility to deploy capital in the future,” added Troy Rudd, AECOM’s chief financial officer. “We ended fiscal 2019 with momentum across our higher-returning and lower-risk professional services businesses, supporting our expectation for 17% pro forma adjusted EBITDA growth at the mid-point of fiscal 2020 guidance.”

John C. Vollmer, president of AECOM’s Management Services group, and the existing management team will continue to lead the business. Mr. Vollmer commented, “This transaction is a testament to our proven execution ability in complex, mission-critical situations globally, and the hard work and commitment of our talented employees. American Securities and Lindsay Goldberg have impressive track records of building lasting value for their portfolio companies, particularly in the government services sector. I am confident that this world-class investor group has the resources and expertise that will enable us to accelerate our innovation and future growth.”

Capital Allocation

Proceeds from the MS divestiture and expected record fourth quarter fiscal 2019 free cash flow2 are planned to be used to reduce debt and to repurchase stock while maintaining a long-term net leverage3 of between 2.0x and 2.5x. Reflecting confidence in the value created by its strategic actions and the growth opportunities apparent in its professional services businesses, the Company will continue to prioritize stock repurchases upon achieving its leverage targets, and has approximately $750 million of remaining capacity under the existing $1 billion Board authorization.

Transaction Details, Approvals and Time to Close

The sale of the MS business has been unanimously approved by the Company’s Board of Directors and is subject to customary closing conditions and regulatory approvals. The definitive purchase agreement includes customary cash, debt and working capital adjustments. The transaction is expected to close in the first half of fiscal 2020.

Conference Call

AECOM will host a conference call today at 8 a.m. Eastern Time to discuss this announcement. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call. The conference call can be accessed directly by dialing 833-231-8276 (U.S. or Canada) or 647-253-8791 (international) and entering passcode 1143607.

Advisors

Goldman Sachs & Co. LLC and DBO Partners LLC are serving as financial advisors and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Cravath, Swaine & Moore LLP is serving as legal advisor to American Securities and Lindsay Goldberg.

1 Excluding acquisition and integration related items, transaction-related expenses, financing charges in interest expense, foreign exchange gains, the amortization of intangible assets, financial impacts associated with expected and actual dispositions of non-core businesses and assets, restructuring costs and the revaluation of deferred taxes and the one-time tax repatriation charge associated with U.S. tax reform.

2 Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

3 Net debt-to-EBITDA, or net leverage, is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

4 Comprised of the Company’s Design & Consulting Services, Construction Management and AECOM Capital businesses, and excludes expected stranded costs associated with planned separations and divestitures that are expected to be eliminated.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2018. See how we deliver what others can only imagine at aecom.com and @AECOM.

About American Securities

Based in New York with an office in Shanghai, American Securities is a leading U.S. private equity firm that invests in market-leading North American companies with annual revenues generally ranging from $200 million to $2 billion and/or $50 million to $250 million of EBITDA. American Securities and its affiliates have approximately $23 billion under management. For more information, visit www.american-securities.com.

About Lindsay Goldberg

Lindsay Goldberg is a private investment firm that focuses on partnering with families, founders and management teams seeking to actively build their businesses. Founded in 2001, Lindsay Goldberg’s relationship-driven approach is centered upon a collaborative investment model and supported by its global network of affiliate partners. For more information about Lindsay Goldberg, please visit www.lindsaygoldbergllc.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cost savings, profitability, cash flows, tax rates, interest expense, or other financial items, any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the proposed sale of the Management Services segment, the expected financial and operational results of AECOM, and expectations regarding AECOM’s business or organization after the proposed transaction. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; high leverage and potential inability to service our debt and guarantees; exposure to Brexit; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; uncertainties as to the timing of the consummation of the proposed transaction or whether it will be completed; risks associated with the impact or terms of the potential transaction; risks associated with the benefits and costs of the proposed transaction, including the risk that the expected benefits of the proposed transaction or any contingent purchase price will not be realized within the expected time frame, in full or at all, and the risk that conditions to the potential transaction will not be satisfied and/or that the potential transaction will not be completed within the expected time frame, on the expected terms or at all; the risk that any consents or regulatory or other approvals required in connection with the proposed transaction will not be received or obtained within the expected time frame, on the expected terms or at all; the risk that the financing intended to fund the proposed transaction may not be obtained; the risk that costs of restructuring transactions and other costs incurred in connection with the proposed transaction will exceed our estimates or otherwise adversely affect our business or operations; and the impact of the proposed transaction on our businesses and the risk that consummating the proposed transaction may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. There can be no assurance that the proposed transaction will in fact be completed in the manner described or at all. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

This document contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted operating income and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, adjusted EPS, adjusted net/operating income, adjusted tax rate and adjusted interest expense to exclude the impact of non-operating items, such as amortization expense, taxes, acquisition and integration expenses, and non-core operating losses to aid investors in better understanding our core performance results. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. We present constant currency information, such as organic revenue, to help assess how our underlying businesses performed excluding the effect of foreign currency rate fluctuations to aid investors in better understanding our international operational performance.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

When we provide our long term projections for organic revenue growth, adjusted EBITDA, adjusted operating margin and free cash flow on a forward-looking basis, the closest corresponding GAAP measure and a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to the length, high variability, complexity and low visibility associated with the non-GAAP expectation projected against the multi-year forecast which could significantly impact the GAAP measure.